Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with Warner Chilcott Public Limited Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Roger M. Boissonneault, the Chief Executive Officer and Paul Herendeen, the Chief Financial Officer of Warner Chilcott Public Limited Company, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Warner Chilcott Public Limited Company.

Date: November 4, 2011

/s/ Roger M. Boissonneault
Name:	Roger M. Boissonneault
Title:	President and Chief Executive Officer

/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Warner Chilcott Public Limited Company and will be retained by Warner Chilcott Public Limited Company and furnished to the Securities and Exchange Commission or its staff upon request.